THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      THIS AGREEMENT ("Agreement") is signed on May 15, 2005, effective as of the 1st day of January, 2005 and is entered into by and among Arotech Corporation, a Delaware corporation ("Arotech"), and Electric Fuel (E.F.L.) Limited, an Israeli company ("EFL" and together with Arotech, the "Companies"), and Mr. Robert S. Ehrlich, Israel I.D. Number 303673487 (the "Executive").

      WHEREAS, the Companies and the Executive entered into an Amended and Restated Employment Agreement dated as of October 1, 1996 and a Second Amended and Restated Employment Agreement dated as of January 1, 2000, as extended (together, the "Original Agreement") formalizing the terms of the Executive's employment with the Companies;

      WHEREAS, the Executive is within one year of the minimum age set forth in his existing employment agreement for retirement;

      WHEREAS,   the  Companies  and  the  Executive  now  wish  to  extend  the
Executive's employment and to amend and restate the Original Agreement in its entirety in accordance with the terms of this Agreement;

      NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree as follows:

1.    Term.

The term of the Executive's employment under this Agreement shall be for the period commencing on January 1, 2005, and ending on December 31, 2007 (the "Initial Term"), provided, however, that the term of this Agreement shall be automatically extended for additional terms of one (1) year each (each, an "Additional Term") upon the end of the Initial Term and each Additional Term, unless either the Executive or both Companies shall have given written notice to the other at least one hundred twenty days (120) days prior thereto that the term of this Agreement shall not be so extended (a "Non-Renewal"). The provisions of this Agreement shall apply to the relationship between the parties hereto retroactively as if this Agreement were signed on the commencement of the Initial Term.

2.    Employment.

(a) The Executive shall be employed as the Chairman of the Board, President and Chief Executive Officer of Arotech. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity in publicly-held United States corporations and their Israeli subsidiaries. The Executive shall exercise his authority in a reasonable manner and shall report to the Board of Directors of each Company (each a "Board").

(b) Excluding periods of vacation and sick leave to which the Executive shall be entitled, the Executive agrees to devote the attention and time to the businesses and affairs of the Companies required to discharge the responsibilities assigned to the Executive hereunder. The Executive's duties shall be in the nature of management duties that demand a special level of loyalty and accordingly the Israeli Law of Work Hours and Rest, 5711 - 1951 shall not apply to this Agreement.


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

(c) While the Executive is employed by the Companies hereunder, Arotech shall use its best efforts to cause the Executive to be elected to, and if so elected the Executive shall serve on, the Board of Arotech as a member of such Board, and shall cause the Executive to be elected to, and the Executive shall serve on, the Board of EFL as a member of such Board.

(d) Each Company will use its reasonable best efforts to obtain, and to keep in place at all times that the Executive is a director or officer of either Company, a directors and officers liability policy covering the Executive in an amount and otherwise containing terms and conditions consistent with past practices.

(e) The Executive agrees to serve on the board of directors of such subsidiaries of the Companies as the Board may reasonably request.

3.    Base Salary, Bonus and Financial Planning Allowance.

(a) The Companies agree to pay or cause to be paid to the Executive a base salary at the rate of US $23,750 per month during the first year of this Agreement, US $25,000 per month during the second year of this Agreement, and US $26,500 per month during the third year of this Agreement, payable in U.S. Dollars or in the currency of Israel (as determined by the Representative Rate of the U.S. Dollar published by the Bank of Israel immediately prior to the date of payment of each installment thereof), or such larger amount as the Board may in its sole discretion determine following a review which shall be conducted by the Board by not later than March 31 of each year, such larger amount to take effect retroactively to the January 1 immediately preceding such review (hereinafter referred to as the "Base Salary"). Notwithstanding such review, on each anniversary of the effective date of this Agreement, the Base Salary shall be adjusted upward in an amount equal to the official anticipated net Israeli inflation rate as published by the Israeli Central Bureau of Statistics in the month of December immediately preceding such anniversary, in each case for the year immediately following such anniversary, as adjusted for any changes in the value of the New Israeli Shekel against the U.S. Dollar. Such Base Salary shall be payable in equal monthly installments.

(b) The Companies agree to pay or cause to be paid to the Executive on each anniversary of this Agreement or as soon thereafter as may be possible in order to determine the relevant results of the Companies, an annual bonus, in an amount of not less than 35% of the Executive's annual Base Salary as then in effect for the year preceding such anniversary, as follows:

      (i) If, as of such anniversary, the Companies shall have attained 120% of the Companies' Budgeted Number (as defined below) for the year preceding such anniversary, then Executive's bonus shall be equal to 90% of Executive's annual Base Salary as then in effect for the year preceding such anniversary;

      (ii) If, as of such anniversary, the Companies shall have attained more than 80% but less than 120% of the Companies' Budgeted Number (as defined below), then Executive's bonus shall be calculated as follows:


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

                  B = (S x 35%) + (N-80)/40 x (S x 55%)

                  Where:

                  B = The amount of Executive's annual bonus, as a percentage of Executive's Base Salary; and

                  N = The percentage of the Budgeted Number (as defined below) that was attained by the Companies in the immediately preceding fiscal year; provided, however, that N is more than 80 and less than 120;

                  S = Executive's Base Salary.

For the purposes of this Section 3(b), the Budgeted Number shall be the budgeted results of the Companies as mutually agreed by the Boards and Executive prior to the end of each fiscal year for the fiscal year designated in such budget.

(c) In addition, the Companies shall pay Executive an amount of $10,000 on each anniversary of this Agreement to cover Executive's tax and financial planning expenses. The Companies acknowledge that the Executive is owed an amount of $30,000 in connection with tax and financial planning expenses from previous years.

(d) To the maximum extent permitted by law, all payments to the Executive hereunder shall be paid in U.S. Dollars. Subject to the immediately preceding sentence, and subject to the approval of the Executive, which shall not be unreasonably withheld, the Companies, in order to reflect the different duties of the Executive with respect to each of them, may allocate between themselves their obligations to make the payments and provide the benefits specified in this Agreement. The amount paid to the Executive hereunder by EFL shall be referred to hereinafter as the "EFL Base Salary"; provided, that in no event shall the EFL Base Salary in any year be greater than the Base Salary for that year.

4.    Employee Benefits.

The Executive shall be entitled to the following benefits:

(a) Manager's Insurance. The Companies will pay to an insurance company of the Executive's choice, as premiums for manager's insurance for the Executive, an amount equal to 13.33% of each monthly payment of the Base Salary together with 2.5% of the Base Salary for disability, and will deduct from each monthly payment of the Base Salary and pay to such insurance company an amount equal to 5% of each monthly payment of the Base Salary, which shall constitute the Executive's contribution to such premiums. Upon the termination of the Executive's employment with the Companies for whatever reason, including without limitation termination for Cause or the resignation by the Executive, the right to receive the manager's insurance benefits shall be automatically assigned to the Executive.

(b) Education Fund (Keren Hishtalmut). The Companies will contribute to an education fund of the Executive's choice an amount equal to 7.5% of each monthly payment of the Base Salary, and will deduct from each monthly payment of the Base Salary and contribute to such education fund an additional amount equal to 2.5% of each such monthly payment of the Base Salary. Upon the termination of the Executive's employment with the Companies for whatever reason, including without limitation termination for Cause or the resignation by the Executive, the right to receive any amounts in such fund shall be automatically assigned to the Executive. All education fund contributions or imputed income made under this Section in excess of the statutory exemption shall be tax-effected such that the amount of contribution net of any taxes and withholding (including such amounts in respect of payments pursuant to this sentence) equals the percentages specified herein.


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

(c) Vacation. The Executive shall be entitled to an annual vacation at full pay equal to 24 work days.

      Vacation days may be accumulated and may, at the Executive's option or automatically upon termination, be converted into cash payments in an amount equal to the proportionate part of the Base Salary for such days; provided, however, that if the Executive accumulates more than two (2) times his then current annual entitlement of vacation days, such excess shall be automatically converted into the right to receive such a cash payment in respect of such excess. Payments to which the Executive is entitled pursuant to this Section 4(c) shall be made promptly after the Executive's request therefor.

(d) Sick Leave. The Executive shall be entitled to 30 days of fully paid sick leave; provided, however, that the Executive shall not be entitled to sick leave payment to the extent he is already covered by manager's insurance. Sick leave may be accumulated and may, at the Executive's option, be converted into cash payments in an amount equal to the proportionate part of the Base Salary for such days. Payments to which the Executive is entitled pursuant to this Section 4(d) shall be made promptly after the Executive's request therefor.

(e) Automobile. Every three years, the Companies shall make a new automobile available to the Executive during the term of this Agreement. Such automobile shall be of a high quality comparable to, but not less than, that of a current (2004, with respect to the Initial Term) model Volvo S-80, to other cars and shall be subject to the approval of the Executive, which shall not be unreasonably withheld. The Executive shall be entitled to use the automobile for his personal and business needs, so long as he does not allow anyone who would not be covered by the Companies' insurance to drive it. The Companies shall pay all expenses of maintaining and operating the automobile. All expense reimbursements or imputed income made under this Section shall be tax-effected such that the amount of reimbursement received by the Executive net of any taxes and withholdings (including such amounts in respect of payments pursuant to this sentence) equals the expense incurred.

(f) Recuperation Payments (D'mai Havra-ah). The Executive shall be entitled to Recuperation Payments in accordance with the Companies' policies for all of its management employees, but no less than required by law.

(g) Benefit Plans. The Executive shall be entitled to participate in all incentive, bonus, benefit or other similar plans offered by either of the Companies, including without limitation Arotech's 2004 Stock Option and Restricted Stock Purchase Plan, in accordance with the terms thereof and as determined by the Boards from time to time.


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

5.    Expenses.

The Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder. Without limiting the generality of the foregoing, the Companies shall pay all of the Executive's expenses in the use of telephones for the Companies' businesses. The Executive shall be entitled to receive room, board and travel reimbursement in connection with the performance of his duties other than at the principal executive office of either Company, as is customary for senior executives in publicly-held United States and Israeli companies. All expense reimbursements made under this Section shall be tax-effected such that the amount of reimbursement received by the Executive net of any taxes and withholdings (including such amounts in respect of payments pursuant to this sentence) equals the expense incurred.

6.    Termination.

The Executive's employment hereunder shall and/or may be terminated under the following circumstances:

(a)   Death. This Agreement shall terminate upon the death of the Executive.

(b) Disability. The Companies may terminate the Executive's employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement which continues for a period of at least one hundred and eighty
      (180) consecutive days.

(c) Cause. The Companies may terminate the Executive's employment for Cause. For purposes of this Agreement, ----- termination for "Cause" shall mean and include: (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on the Companies in a material and adverse manner;
      (ii) a willful failure to carry out a material directive of either of the Boards, provided that such directive concerned matters within the scope of the Executive's duties, was in conformity with Sections 2(a) and 2(b) hereof, would not give the Executive Good Reason to terminate this Agreement and was capable of being reasonably and lawfully performed;
      (iii) conviction in a court of competent jurisdiction for embezzlement of funds of the Companies; and (iv) reckless or willful misconduct that is materially harmful to either of the Companies; provided, however, that the Companies may not terminate the Executive for Cause unless they have given the Executive (i) written notice of the basis for the proposed termination given not more than thirty (30) days after the Companies have obtained knowledge of such basis ("Companies' Notice of Termination") and (ii) a period of at least thirty (30) days after the Executive's receipt of such notice in which to cure such basis.

(d) Good Reason. The Executive may terminate his employment under this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described in subsections (i) through (viii) hereof:

      (i) a change in the Executive's status, title, position or responsibilities which, in the Executive's reasonable judgment, represents a reduction or demotion in the Executive's status, title, position or responsibilities as in effect immediately prior thereto;

      (ii)  a reduction in the Executive's Base Salary;

      (iii) the failure by the  Companies  to  continue  in effect any  material
            compensation   or   benefit   plan  in  which   the   Executive   is
            participating;

      (iv) the insolvency or the filing (by any party, including the Companies) of a petition for the winding-up of either of the Companies;

      (v) any material breach by the Companies of any provision of this Agreement;

      (vi) any purported termination of the Executive's employment for Cause by the Companies which does not comply with the terms of Section 6(c) of this Agreement;

      (vii) any movement of either Company's principal executive offices from the Jerusalem/Tel Aviv area of Israel; and

      (viii)any  movement of the  location  where the  Executive is generally to
            render  his   services   to  the   Companies   hereunder   from  the
            Jerusalem/Tel Aviv area of Israel;

      provided, however, that the Executive may not terminate his employment under this Agreement for Good Reason unless he has given the Companies (i) written notice of the basis for the proposed termination given not more than thirty (30) days after the Executive has obtained knowledge of such basis ("Executive's Notice of Termination") and (ii) a period of at least thirty (30) days after the Companies' receipt of such notice in which to cure such basis.

(e) Change in Control. The Executive may terminate this Agreement if there is a "Change in Control." For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

      (i) the acquisition (other than from Arotech in any public offering or private placement of equity securities) by any person or entity of beneficial ownership of twenty (20%) or more of the combined voting power of Arotech's then outstanding voting securities; or

      (ii) individuals who, as of January 1, 2000, were members of the Board of Arotech (the "Original Arotech Board"), together with individuals approved by a vote of at least two-thirds (2/3) of the individuals who were members of the Original Arotech Board and are then still members of the Board of Arotech, cease for any reason to constitute at least one-third (1/3) of the Board of Arotech; or

      (iii) approval by the shareholders of either of the Companies of a complete winding-up of such Company or an agreement for the sale or other disposition of all or substantially all of the assets of either of the Companies.

      The Executive shall give to the Companies an Executive's Notice of Termination if the Executive desires to terminate his employment because there has been a Change in Control, such notice to specify the date of such termination which shall be not less than thirty (30) days after such notice is received by the Companies. Any such notice, to be effective with respect to any Change in Control, must be sent no later than twenty-four
      (24) months after such Change in Control.

(f) Termination Date, Etc. "Termination Date" shall mean in the case of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

      (i) if the Executive's employment is terminated by the Companies for Cause or due to Disability, the date specified in the Companies' Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days;

      (ii) if the Executive's employment is terminated for Good Reason, or because there has been a Change in Control, the Termination Date specified in the Executive's Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Companies.

(g) Termination at Will. Subject to the other provisions of this Section 6, the Executive may terminate his employment with the Companies for any reason other than the other reasons specified in this Section 6 ("Termination at Will"), by giving to the Companies written Notice of Termination specifying the Termination Date, which Termination Date shall be at least one hundred and twenty (120) days from the date of such Notice of Termination.

7.    Compensation upon Termination.

Upon termination of the Executive's employment hereunder, the Executive shall be entitled to the following benefits:

(a) If the Executive's employment is terminated by the Companies for Cause or if the Executive's employment is terminated by the Executive other than with either Good Reason, because there has been a Change in Control, due to Non-Renewal, or due to Termination at Will, then the Companies shall pay the Executive all amounts of Base Salary and the employee benefits specified in clauses (a), (b) and (c) of Section 4 of this Agreement earned or accrued hereunder through the Termination Date but not paid as of the Termination Date (collectively, "Accrued Compensation").

(b) If the Executive's employment by the Companies shall be terminated (1) due to Disability, (2) by the Executive for Good Reason, (3) by the Executive because there has been a Change in Control, (4) by the Executive's death,
      (5) due to Non-Renewal, or (6) due to Termination at Will, then the Executive shall be entitled to the benefits provided below (in addition to and not instead of whatever other benefits he may be entitled to by reason of operation of law):


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

      (i)   The Companies shall pay the Executive (a) all Accrued  Compensation,
            (b) a bonus at a rate of the higher of (i) 35%, or (ii) the rate that would otherwise be payable pursuant to the provisions of
            Section 3(b) above for the year in which the Termination Date occurs, of Executive's annual Base Salary as of the Termination Date, pro rated based on the number of days in such year which occurred prior to the Termination Date, and (c) the amounts referred to in Sections 4(d) and (e) above, to the extent earned or accrued hereunder through the Termination Date but unpaid as of the Termination Date.

      (ii) the Companies shall pay into the Trust (as defined in Section 7(b)(v) below), as a retirement payment (the "Retirement Payment") and in lieu of any further salary for periods subsequent to the Termination Date (except as provided in Section 7(b)(i) above), a total of $1,625,400 (the parties acknowledge that $500,000 of this amount has previously been paid into the Trust (the "Pre-Payment")). Subject to the proviso contained in Section 7(b)(v) below, the Retirement Payment will vest and be funded into the Trust in four equal installments as provided in Section 7(b)(iii) below, and will be released from the Trust to the Employee as follows:

            (a) In the event of termination due to Change of Control, the amount of the Retirement Payment will be doubled, and, notwithstanding the provisions of Section 7(b)(iii) below, all unvested and/or unfunded amounts of the doubled Retirement Payment will vest immediately and become due and payable on the Termination Date.

            (b) In the event of termination due to Good Reason, Disability, death or any other termination without Cause by the Companies, all unvested and/or unfunded installments of the Retirement Payment will, notwithstanding the provisions of Section 7(b)(iii) below, vest immediately and become due and payable on the Termination Date.

            (c) In the event of termination due to Non Renewal or Termination at Will, the Employee will be entitled only to that portion of the Retirement Payment that shall have vested or shall vest prior to the Termination Date, which amount will become due and payable on the Termination Date.

      (iii) The installments of the Retirement Payment will vest and (subject to the proviso contained in Section 7(b)(v) below) be funded as follows:

            (a)   First  installment  (vests  upon  signing of this  Agreement):
                  $312,500 in cash and $93,750 as a credit from the Pre-Payment;

            (b) Second installment (vests on December 31, 2005): $406,250 in cash;

            (c) Third installment (vests on December 31, 2006): $406,250 in cash; and

            (d) Final installment (vests on December 31, 2007): $406,250 as a credit from the Pre-Payment.


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

      (iv) For thirty-six (36) months, the Companies shall at their expense continue on behalf of the Executive and his dependents and beneficiaries all of the benefits, including without limitation manager's insurance, life insurance, disability, medical, dental and hospitalization benefits and use of an automobile, which were being provided to the Executive at the time Notice of Termination is given (or, if the Executive terminates his employment for Good Reason or because a Change in Control has occurred, the benefits provided to the Executive at the time immediately preceding when such Good Reason arose or such Change in Control occurred, if greater, or if such benefits are being provided after the Executive's death, the date of his death), provided that the Companies' obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans; and provided, further, that in the event of a contemplated Change of Control, an amount in cash equal to the cost of these benefits will be transferred to the Executive prior to the consummation of such Change of Control.

      (v) The Companies have previously established a rabbi trust for the benefit of the Executive (the "Rabbi Trust"). The Companies will fund vested amounts of the Retirement Payment into the Trust as they vest; provided, however, that a vested amount will not be funded upon vesting if the CFO, the Audit Committee and the Compensation Committee of Arotech inform the Executive in writing and in good faith that they believe that such funding would jeopardize the Companies' cash position; any such deferred amount will be funded as soon as the cash position of the Companies permits such funding, and in any event upon the Termination Date. Once a payment is funded into the Trust the risk of gain or loss with respect to such payment passes to the Executive.

(c) The Companies shall procure life insurance on the Executive in order to secure the payment of its obligations arising in the event of termination under Section 6(a) hereof. Such insurance shall be payable to the Company, which shall remain primarily liable for the payment of all such obligations to the Executive.

(d) All stock options that are unvested shall vest on Termination and all Options shall be extended for the longer of their term or the term by which Arotech director options are generally extended upon a director of Arotech leaving Arotech's Board of Directors.

As a condition to receiving the payments described in this Section 7, the Executive shall execute and deliver to the Companies a release in the form attached hereto as Exhibit A.

8.    Confidentiality; Proprietary Rights; Competitive Activity.

(a) Confidentiality. Executive recognizes and acknowledges that the technology, developments, designs, inventions, improvements, data, methods, trade secrets and works of authorship which the Companies own, plan or develop, including without limitation the specifications, documentation and other information relating to the Companies' zinc-air battery systems, and businesses and equipment related thereto (in each case whether for their own use or for use by their clients) are confidential and are the property of the Companies. Executive also recognizes that the Companies' technology, customer lists, supplier lists, proposals and procedures are confidential and are the property of the Companies. Executive further recognizes and acknowledges that in order to enable the Companies to perform services for their clients, those clients may furnish to the Companies confidential information concerning their business affairs, property, methods of operation or other data. All of these materials and information will be referred to below as "Proprietary Information"; provided, however, that such information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive).

(b) Non-Disclosure. Executive agrees that, except as directed by the Companies, and in the ordinary course of the Companies' businesses, Executive will not during Executive's employment with the Companies and thereafter, disclose to any person or entity or use, directly or indirectly for Executive's own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or be derived from Proprietary Information; provided, however, that the Executive's duties under this
      Section 8(b) shall not extend to (i) any disclosure that may be required by law in connection with any judicial or administrative proceeding or inquiry or (ii) any disclosure which may be reasonably required in connection with any actions or proceedings to enforce the Executive's rights under this Agreement. Executive agrees that the provisions of this paragraph shall survive the termination of this Agreement and Executive's employment by the Companies.

(c) Competitive Activity. The Executive undertakes not, directly or indirectly (whether as owner, partner, consultant, employee or otherwise) at any time, during and for thirty-six (36) months following termination of his employment with the Companies, to engage in or contribute his knowledge to any work or activity that involves a product, process, service or development which is then directly (in any material manner) competitive with the Companies' zinc-air energy systems and the same as or similar to a product, process, service or development specifically related to the Companies' zinc-air energy system on which the Executive worked or with respect to which the Executive had access to Proprietary Information while with the Companies. Notwithstanding the foregoing, the Executive shall be permitted to engage in the aforementioned proposed work or activity if the Companies furnishes him with written consent to that effect signed by an authorized officer of each Company.

(d) No Solicitation. During the period specified in 8(c) hereof, Executive will not solicit or encourage any customer or supplier of either Company or of any group, division or subsidiary of either Company, to terminate its relationship with either Company or any such group, division or subsidiary, and Executive will not, directly or indirectly, recruit or otherwise seek to induce any employee of either Company or any such group, division or subsidiary to terminate his or her employment or violate any agreement with or duty to either Company or any such group, division or subsidiary.

(e) Equitable Relief. The Executive agrees that violations of the material covenants in this Section 8 will cause the Companies irreparable injuries and agrees that the Companies may enforce said covenants by seeking injunctive or other equitable relief (in addition to any other remedies the Companies may have at law for damages or otherwise) from a court of competent jurisdiction. In the event such court declares these covenants to be too broad to be specifically enforced, the covenants shall be enforced to the largest extent as may be allowed by such court for the Companies' protection. Executive further agrees that no breach by the Companies of, or other failure by the Companies under this Agreement shall relieve the Executive of any obligations under Sections 8(a) and 8(b) hereof.

9.    Successors and Assigns.

(a) This Agreement shall be binding upon and shall inure to the benefit of each Company, its successors and assigns and the Companies shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Companies would be required to perform it if no such succession or assignment had taken place. The term the "Companies" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of either Company (including this Agreement) whether by operations of law or otherwise.

(b) Subject to Section 16 hereof, neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

10.   Notice.

For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the eighth business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

The initial addresses of the parties for purposes of this Agreement shall be as follows:

         The Companies:      Arotech Corporation
                             354 Industry Drive
                             Auburn, Alabama 36830
                             Attention: Steven Esses, Executive Vice President

         and                 Electric Fuel Limited
                             Western Industrial Park
                             P.O. Box 461
                             Beit Shemesh 99000
                             Israel

         The Executive:      Robert S. Ehrlich
                             21 Nahal Sorek
                             Ramat Beit Shemesh
                             Israel

11.   Miscellaneous.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Companies. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

12.   Governing Law; Venue.

This Agreement shall be governed by and construed and enforced in accordance with the laws of Israel without application of any conflicts of laws principles which would cause the application of the domestic substantive laws of any other jurisdiction. Each of the Executive and the Companies hereby irrevocably waives any objection it may now or hereafter have to the laying of venue in the courts of the State of Israel for any legal suit or action instituted by any party to the Agreement against any other with respect to the subject matter hereof.

13.   Severability.

The provisions of this Agreement shall be deemed  severable,  and the invalidity
or   unenforceability  of  any  provision  shall  not  affect  the  validity  or enforceability of the other provisions hereof.

14.   Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof including, without limitation the Original Agreement.

15.   Joint and Several Obligations.

The obligations and liabilities of each Company hereunder shall be joint and several with the obligations and liabilities of the other Company hereunder.

16.   Registration Rights.

(a) If Arotech at any time proposes to register any of its securities under the Securities Act of 1933, as from time to time in effect (together with the rules and regulations thereunder, all as from time to time in effect, the "Securities Act"), for its own account or for the account of any holder of its securities, on a form which would permit registration of Common Stock of Arotech at the time held or obtainable upon the exercise of options, warrants or rights, or the conversion of convertible securities, at the time held by the Executive ("Registrable Securities"), for sale to the public under the Securities Act, Arotech will each such time give notice to the Executive of its intention to do so. Such notice shall describe such securities and specify the form, manner and other relevant aspects of such proposed registration. The Executive may, by written response delivered to Arotech within 15 days after the giving of any such notice, request that all or a specified part of the Registrable Securities be included in such registration. Arotech will thereupon use its best efforts as part of its filing of such form to effect the registration under the Securities Act of all Registrable Securities which Arotech has been so requested to register by the Executive, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered.

(b) The Executive may, by notice to Arotech specifying the intended method or methods of disposition, given at any time and from time to time after Arotech has registered any shares of its Common Stock under the Securities Act, request that Arotech effect the registration under the Securities Act of all or a specified part of the Registrable Securities; provided, however, that Arotech shall not be required to effect a registration pursuant to this Section 16(b) unless such registration may be effected on a Form S-3 (or any successor or similar Form); and provided, further, that each registration pursuant to this Section 16(b) shall cover a number of Registrable Shares equal to not less than 2% of the aggregate number of shares of Arotech Common Stock then outstanding. Arotech will then use its best efforts to effect the registration as promptly as practicable under the Securities Act of the Registrable Securities which Arotech has been requested to register by the Executive pursuant to the Section 16(b).

(c) Notwithstanding the provisions of Section 16(b), in the event that Executive has requested pursuant to Section 16(b) that Arotech effect a registration of securities, and (i) the Board of Arotech determines that it would be seriously detrimental to Arotech to effect a registration pursuant to Section 16(b), or (ii) the Board of Arotech determines in good faith that (A) Arotech is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization or other material transaction by or of Arotech or concerning pending or threatened litigation and (B) disclosure of such information would jeopardize any such transaction or litigation or otherwise materially harm Arotech, then Arotech shall promptly notify
      Executive of the occurrence of any of the events described in the foregoing clauses (i) or (ii). Upon the occurrence of any of the events described in clauses (i) or (ii) hereof, Arotech shall be allowed to defer a registration of securities pursuant to Section 16(b) above, and if a registration statement had already been filed at such time, Executive shall not dispose of his Registrable Securities under such registration statement until it is so advised in writing by Arotech that the registration of securities under 16(b) may be effected or resumed. Notwithstanding the foregoing, any such deferment or prohibition on disposition shall not be in effect for more than 90 days in any 12 months period.

(d) Arotech shall not be obligated to effect any registration of Registrable Securities under Section 16(a) hereof incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

(e) Arotech hereby agrees to pay, or cause to be paid, all legal, accounting, printing and other expenses (other than the fees and expenses of the Executive's own counsel and other than underwriting discounts and commissions attributable to the Registrable Securities) in connection with each registration of Registrable Securities pursuant to this Section 16.

(f) In connection with each registration of Registrable Securities pursuant to this Section 16, Arotech and the Executive will enter into such agreements, containing such terms and conditions, as are customary in connection with public offerings, such agreements to contain, without limitation, customary indemnification provisions, representations and warranties and opinions and other documents to be delivered in connection therewith, and to be, if requested, with underwriters.

(g) The provisions of this Section 16 shall be subject to any agreement entered into by Arotech, in good faith, with any underwriter of Arotech's securities or any person or entity providing financing to Arotech, in each case containing reasonable limitations on the Executive's rights and Arotech's obligations hereunder.

(h) The provisions of this Section 16 shall survive the termination of the other provisions of this Agreement. The rights of the Executive under this
      Section 16 are assignable, in whole or in part, by the Executive to any person or other entity acquiring securities of Arotech from the Executive.

(i) Notwithstanding anything in the foregoing to the contrary, the Executive shall not demand a registration during the 180 days following an underwritten public offering of the Common Stock of the Company.

(j) Without the prior written consent of the underwriters managing any public offering, for a period beginning ten days immediately preceding the effective date of any registration statement filed by the Company under the Securities Act of 1933, as amended, and ending on the earlier of (i) 180 days after the effective date of such registration statement and (ii) the end of the shortest period generally applicable to any "affiliate" (as defined in the Securities Act of 1933, as amended) of Arotech who is a selling shareholder pursuant to such registration statement or who is otherwise subject to a lockup provision, the Executive (whether or not a selling shareholder pursuant to such registration statement) shall not sell or otherwise transfer any securities of Arotech except pursuant to such registration statement.

      IN WITNESS WHEREOF, the Companies have caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

AROTECH CORPORATION


By:
   -----------------------------------------
Its:     Executive Vice President and COO


ELECTRIC FUEL (E.F.L.) LIMITED



By:
   -----------------------------------------      ------------------------------
Its:     President and CEO                                 Executive

                                    Exhibit A

                             FORM OF MUTUAL RELEASE

      This mutual release is executed and delivered by and between the undersigned employee of Arotech Corporation, a Delaware corporation ("Arotech") and Electric Fuel (E.F.L.) Limited ("EFL") and the undersigned's successors, assigns, executors, estates and personal representatives (collectively, the "Executive"), on the one hand, and Arotech and EFL and each of their respective affiliates, agents, successors and assigns (collectively, the "Companies"), on the other hand. For and in consideration of the Executive receiving the compensation referred to in Section 7 of the Third Amended and Restated Employment Agreement effective as of January 1, 2005 and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged by the Executive and the Companies, the Executive hereby remises, releases and forever discharges the Companies, and the Companies hereby remise, release and forever discharge the Executive, of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, executions, claims and demands of any kind and nature whatsoever in law or in equity, known or unknown, against the other party which ever existed prior to the date hereof, or may ever have on and after the date hereof with respect to matters arising, and dealings with the other party occurring, prior to the date hereof; provided, however, that nothing contained herein shall be construed to release the Executive from any obligations to the Companies pursuant to the Employment
Agreement nor to release the Companies from any of their obligations to the Executive pursuant to the Employment Agreement.

         IN WITNESS WHEREOF, the Executive and the Companies have each caused this Release to be executed as of ______________.

                                       EXECUTIVE


                                       ------------------------------
                                       Name:    Robert S. Ehrlich


                                       AROTECH CORPORATION


                                       By:___________________________
                                       Title:


                                       ELECTRIC FUEL (E.F.L.) LTD.


                                       By:___________________________
                                       Title: